Exhibit 4.1

EXECUTION COPY

PennyMac Corp.

as Issuer

PennyMac Mortgage Investment Trust

as Guarantor

and

The Bank of New York Mellon Trust Company, N.A.

as Trustee

Fifth Supplemental Indenture

Dated as of June 21, 2024

to the Senior Debt Indenture

Dated as of April 30, 2013

FIFTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of June 21, 2024, among PennyMac Corp., a Delaware corporation (the “Company”), PennyMac Mortgage Investment Trust, a Maryland real estate investment trust (the “Guarantor”), and The Bank of New York Mellon Trust Company, N.A. (the “Trustee”), as trustee under the Indenture dated as of April 30, 2013, among the Company, the Guarantor and the Trustee (as amended or supplemented from time to time in accordance with the terms thereof, the “Base Indenture”). Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture or the applicable Existing Supplemental Indenture (as each term is hereinafter defined).

RECITALS

WHEREAS, the Company, the Guarantor and the Trustee entered into the Second Supplemental Indenture, dated as of November 7, 2019 (the “Second Supplemental Indenture”), to the Base Indenture providing for the issuance of the Company’s 5.500% Exchangeable Senior Notes due 2024 (the “2024 Exchangeable Notes”), which 2024 Exchangeable Notes are fully and unconditionally guaranteed by the Guarantor;

WHEREAS, the Company, the Guarantor and the Trustee entered into the Third Supplemental Indenture, dated as of March 5, 2021 (the “Third Supplemental Indenture” and, collectively with the Second Supplemental Indenture, the “Existing Supplemental Indentures” and, each, an “Existing Supplemental Indenture”; and the Existing Supplemental Indentures, collectively with the Base Indenture, the “Indenture”), to the Base Indenture providing for the issuance of the Company’s 5.500% Exchangeable Senior Notes due 2026 (the “2026 Exchangeable Notes” and, collectively with the 2024 Exchangeable Notes, the “Exchangeable Notes”), which 2026 Exchangeable Notes are fully and unconditionally guaranteed by the Guarantor;

WHEREAS, pursuant to Section 8.01(i) of each Existing Supplemental Indenture, the Company, the Guarantor and the Trustee may enter into one or more supplemental indentures to the Indenture, without the consent of any Holder of the Exchangeable Notes of the applicable series, to irrevocably select a Settlement Method or Specified Dollar Amounts, or eliminate the Company’s right to choose a particular Settlement Method, on exchange of the Exchangeable Notes of the applicable series;

WHEREAS, the Company and the Guarantor desire that the Trustee join with them in the execution and delivery of this Supplemental Indenture in order to irrevocably eliminate, with respect to each series of the Exchangeable Notes, the right of the Company to elect Physical Settlement and to irrevocably elect, with respect to each series of the Exchangeable Notes, a Specified Dollar Amount for any Combination Settlement, and in accordance with Section 8.01 of each Existing Supplemental Indenture and Sections 102 and 903 of the Base Indenture, each of the Company and the Guarantor has duly adopted resolutions of its Board of Directors or Board of Trustees, as applicable, authorizing the execution and delivery of this Supplemental Indenture, and the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel relating to the execution and delivery of this Supplemental Indenture;

WHEREAS, the conditions set forth in the Indenture for the execution and delivery of this Supplemental Indenture have been complied with; and

WHEREAS, all things necessary to make this Supplemental Indenture a valid supplement to the Indenture pursuant to its terms and the terms of the Indenture have been done.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree as follows:

SECTION 1.  Irrevocable Elections.

a.   Irrevocable Election to Eliminate Physical Settlement.

(i)   2024 Exchangeable Notes. The Company hereby irrevocably eliminates the right of the Company to elect Physical Settlement as the Settlement Method on any exchange of 2024 Exchangeable Notes that occurs on or after the date of this Supplemental Indenture.

(ii)   2026 Exchangeable Notes. The Company hereby irrevocably eliminates the right of the Company to elect Physical Settlement as the Settlement Method on any exchange of 2026 Exchangeable Notes that occurs on or after the date of this Supplemental Indenture.

b.   Irrevocable Election of Specified Dollar Amount.

(i)   2024 Exchangeable Notes. The Company hereby irrevocably elects that, with respect to any Combination Settlement, the Specified Dollar Amount per $1,000 principal amount of the 2024 Exchangeable Notes shall be no lower than $1,000.

(ii)   2026 Exchangeable Notes. The Company hereby irrevocably elects that, with respect to any Combination Settlement, the Specified Dollar Amount per $1,000 principal amount of the 2026 Exchangeable Notes shall be no lower than $1,000.

SECTION 2.  Relationship to Indenture. This Supplemental Indenture is a supplemental indenture within the meaning of the Indenture. The Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects ratified, confirmed and approved and, as supplemented and amended by this Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

SECTION 3.  Modification of the Indenture. Except as expressly modified by this Supplemental Indenture, (i) the provisions of the Base Indenture, as supplemented by the Second Supplemental Indenture, shall continue to apply to the 2024 Exchangeable Notes, and (ii) the provisions of the Base Indenture, as supplemented by the Third Supplemental Indenture, shall continue to apply to the 2026 Exchangeable Notes.

SECTION 4.  Governing Law. THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE, EACH SERIES OF EXCHANGEABLE NOTES AND THE GUARANTEE OF EACH SERIES OF EXCHANGEABLE NOTES.

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SECTION 5.  Execution in Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The signature of the Trustee to this Supplemental Indenture may be delivered via electronic signature.

SECTION 6.  Headings. The headings of sections of this Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof, and will not modify or restrict any of the terms or provisions hereof.

SECTION 7.  The Trustee. The recitals in this Supplemental Indenture are made by the Company and the Guarantor only and not by the Trustee, and all of the provisions contained in the Base Indenture and/or the Existing Supplemental Indentures in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of this Supplemental Indenture as fully and with like effect as set forth in full herein.

SECTION 8.  Notice to Holders. Each of the Company and the Guarantor hereby requests that the Trustee provide, promptly following the execution of this Supplemental Indenture, (i) the notice to Holders of the 2024 Exchangeable Notes attached hereto as Exhibit A and (ii) the notice to Holders of the 2026 Exchangeable Notes attached hereto as Exhibit B, respectively.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed as of the day and year first above written.

COMPANY:

PENNYMAC CORP.

By:	/s/ Daniel S. Perotti
Name: Daniel S. Perotti
Title: Senior Managing Director and Chief Financial Officer

GUARANTOR:

PENNYMAC MORTGAGE INVESTMENT TRUST

By:	/s/ Daniel S. Perotti
Name: Daniel S. Perotti
Title: Senior Managing Director and Chief Financial Officer

TRUSTEE:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/s/ April Bradley
Name: April Bradley
Title: Vice President

EXHIBIT A

See attached.

NOTICE OF FIFTH SUPPLEMENTAL INDENTURE

PENNYMAC CORP.

PENNYMAC MORTGAGE INVESTMENT TRUST

5.50% Exchangeable Senior Notes due 2024 (the “Notes”)

Aggregate Principal Amount: $210,000,000

Maturity Date: November 1, 2024

CUSIP: 70932AAC71

NOTICE IS HEREBY GIVEN, that on June 21, 2024 PennyMac Corp., as issuer (the “Company”), PennyMac Mortgage Investment Trust, as guarantor (the “Guarantor”), and The Bank of New York Mellon Trust Company, N.A. (the “Trustee”) entered into the Fifth Supplemental Indenture (the “Supplemental Indenture”) to the Senior Debt Indenture dated as of April 30, 2013, among the Company, the Guarantor and the Trustee (as amended or supplemented from time to time in accordance with the terms thereof, including the Second Supplemental Indenture, dated as of November 7, 2019, providing for the issuance of the Notes, collectively, the “Indenture”). Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the Indenture.

Pursuant to the Supplemental Indenture, the Company irrevocably elected (i) to eliminate the Company’s option to elect Physical Settlement on any exchange of the Notes that occurs on or after the date of the Supplemental Indenture and (ii) that, with respect to any Combination Settlement for an exchange of Notes, the Specified Dollar Amount that will be settled in cash per $1,000 principal amount of the Notes shall be no lower than $1,000.

Date:     , 2024

1 The CUSIP number is included solely for the convenience of the Holders of Notes. No representation is made as to the correctness or accuracy of the CUSIP number with respect to the Notes or as indicated in this notice.

EXHIBIT B

See attached.

NOTICE OF FIFTH SUPPLEMENTAL INDENTURE

PENNYMAC CORP.

PENNYMAC MORTGAGE INVESTMENT TRUST

5.50% Exchangeable Senior Notes due 2026 (the “Notes”)

Aggregate Principal Amount: $345,000,000

Maturity Date: March 15, 2026

CUSIP: 70932AAE31

NOTICE IS HEREBY GIVEN, that on June 21, 2024, PennyMac Corp., as issuer (the “Company”), PennyMac Mortgage Investment Trust, as guarantor (the “Guarantor”), and The Bank of New York Mellon Trust Company, N.A. (the “Trustee”) entered into the Fifth Supplemental Indenture (the “Supplemental Indenture”) to the Senior Debt Indenture dated as of April 30, 2013, among the Company, the Guarantor and the Trustee (as amended or supplemented from time to time in accordance with the terms thereof, including the Third Supplemental Indenture, dated as of March 5, 2021, providing for the issuance of the Notes, collectively, the “Indenture”). Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the Indenture.

Pursuant to the Supplemental Indenture, the Company irrevocably elected (i) to eliminate the Company’s option to elect Physical Settlement on any exchange of the Notes that occurs on or after the date of the Supplemental Indenture and (ii) that, with respect to any Combination Settlement for an exchange of Notes, the Specified Dollar Amount that will be settled in cash per $1,000 principal amount of the Notes shall be no lower than $1,000.

Date:     , 2024

1 The CUSIP number is included solely for the convenience of the Holders of Notes. No representation is made as to the correctness or accuracy of the CUSIP number with respect to the Notes or as indicated in this notice.